UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
January 13, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
On January 14, 2011, Local.com Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”), with respect to the offer and sale (the “Offering”) by the Company of 4,000,000 shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), at a price to the public of $4.25 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of Common Stock at the same purchase price to cover over-allotments, if any. The offering of the Common Stock is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-147494) (the “Registration Statement”), including a related prospectus as supplemented by a Preliminary Prospectus Supplement dated January 13, 2011 and Prospectus Supplement dated January 14, 2011, which the Company filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The opinion of counsel regarding the validity of the Common Stock to be issued pursuant to the Underwriting Agreement is filed as Exhibit 5.1 hereto.
On January 20, 2011, in connection with and subject to the completion of the Offering and in accordance with the anti-dilution provisions contained in each of the warrants to purchase up to 537,373 shares of common stock at an exercise price of $7.89 per share that were issued in a private placement transaction on August 1, 2007 (the “Series A Warrants”) and the warrants to purchase up to 537,373 shares of common stock at an exercise price of $9.26 per share that were issued in the same private placement transaction on August 1, 2007 (the “Series B Warrants”), the exercise price of the Series A Warrants and the Series B Warrants will be reduced to $7.13 per share and $8.24 per share, respectively, and the Company will issue an additional 56,949 Series A Warrants at an exercise price of $7.13 per share, which will be immediately exercisable (the “New Series A Warrants”), and an additional 66,664 Series B Warrants at an exercise price of $8.24 per share, which will be immediately exercisable (the “New Series B Warrants” and together with the New Series A Warrants, the “New Warrants”). The Series A Warrants and the Series B Warrants are exercisable until January 31, 2013 and January 31, 2014, respectively, and the New Series A Warrants and the New Series B Warrants will be exercisable until January 31, 2013 and January 31, 2014, respectively. If the over-allotment option is exercised in full, then as a result of such exercise and in accordance with the anti-dilution provisions contained in each of the Series A Warrants and the Series B Warrants, the exercise price of the Series A Warrants and the Series B Warrants will be reduced to $7.02 per share and $8.09 per share, respectively, and the Company will issue an additional 9,258 Series A Warrants at an exercise price of $7.02 per share (the “Over-Allotment Series A Warrants”) and 11,043 Series B Warrants at an exercise price of $8.09 per share (the “Over-Allotment Series B Warrants” and together with the Over-Allotment Series A Warrants, the “Over-Allotment Warrants”).
Item 3.02. Unregistered Sales of Equity Securities.
The description of the New Warrants and the Over-Allotment Warrants in Item 1.01 is incorporated herein by reference. Subject to the completion of the Offering, the New Warrants will be issued in a transaction not constituting a sale of securities or, alternatively, will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. If the over-allotment option is exercised in full, then the Over-Allotment Warrants will be issued in a transaction not constituting a sale of securities or, alternatively, will be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
The Company issued separate press releases announcing the commencement and pricing of the Offering on January 13, 2011 and January 14, 2011, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
1.1	Underwriting Agreement dated January 14, 2011 by and between the Company and Canaccord Genuity Inc.

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated January 13, 2011

99.2	Press Release of the Company dated January 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: January 14, 2011	By:	/s/ Heath Clarke
Heath Clarke
Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

1.1	Underwriting Agreement dated January 14, 2011 by and between the Company and Canaccord Genuity Inc.

5.1	Opinion of Baker & McKenzie LLP

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated January 13, 2011

99.2	Press Release of the Company dated January 14, 2011